                                                                    EXHIBIT 10.2

                  AMENDED AND RESTATED GROUND LEASE AGREEMENT

        THIS AMENDED AND RESTATED GROUND LEASE AGREEMENT (this "Agreement" herein), dated as of September 21, 2001 is entered into by and between:

                (1) NOVELLUS SYSTEMS, INC., a California corporation ("Ground Lessor"); and

                (2) ABN AMRO LEASING, INC., an Illinois corporation ("Ground Lessee").

                                    RECITALS

        A. Ground Lessor is the lessee of the land described in Exhibit A (as more fully defined below, the "Land" under an Amendment and Restatement of Ground Lease made effective as of July 1, 1998 by and between The Board of Trustees of Stanford University ("Stanford"), as lessor, and Ground Lessor, as lessee (as amended, the "Stanford Lease"). Pursuant to that certain Ground Lease Agreement, dated as of August 7, 1998, Ground Lessor previously subleased to Ground Lessee the Land upon the terms and subject to the conditions set forth therein (the "Existing Ground Lease Agreement").

        B. Ground Lessor has requested Ground Lessee and the parties which are "Participants" under the Participation Agreement referred to in Recital C below (such parties to be referred to collectively as the "Participants") to provide to Ground Lessor a lease facility, as the same may be amended, restated, renewed, replaced or otherwise modified from time to time, pursuant to which:

                (1) Ground Lessee would (a) continue to sublease from Ground Lessor the Land, (b) sublease back to Ground Lessor the Land and lease to Ground Lessor certain improvements located on the Land owed by Ground Lessee and (c) grant to Ground Lessor the right to purchase such improvements; and

                (2) The Participants would participate in such lease facility by
        (a) funding the advances to be made by Ground Lessor and (b) acquiring participation interests in the rental and certain other payments to be made by Ground Lessor.

        C. Pursuant to a Participation Agreement dated of even date herewith (as amended, restated, renewed, replaced or otherwise modified from time to time, the "Participation Agreement") among Ground Lessee, Ground Lessor, the Participants and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"), Ground Lessee and the Participants have agreed to provide such lease facility upon the terms and subject to the conditions set forth therein, including without limitation the execution and delivery of this Agreement amending and restating the Existing Ground Lease and setting forth the terms of the lease by Ground Lessor to Ground Lessee of the Land.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. INTERPRETATION.

        1.01. Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, each term set forth in Schedule 1.01 to the Participation Agreement, when used in this Agreement or any other Operative Document, shall have the respective meaning given to that term in such Schedule
1.01 or in the provision of this Agreement or other document, instrument or agreement referenced in such Schedule 1.01, in each case as each such term may be amended, restated or otherwise modified from time to time or as such document, instrument or agreement may be amended, restated, renewed, replaced or otherwise modified from time to time.

        1.02. Rules of Construction. Unless otherwise indicated in this Agreement or any other Operative Document, the rules of construction set forth in Schedule 1.02 to the Participation Agreement shall apply to this Agreement and the other Operative Documents.

SECTION 2. BASIC PROVISIONS.

        2.01. Lease of the Property. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Ground Lessor agrees to lease to Ground Lessee and Ground Lessee agrees to lease from Ground Lessor the following property (the "Ground Lease Property") to the extent of Ground Lessor's estate, right, title and interest therein, thereto or thereunder:

                (a) All lots, pieces, tracts and parcels of land described in Exhibit A (the "Land");

                (b) All Appurtenant Rights belonging, relating or pertaining to the Land;

                (c) All Related Permits and Related Agreements related to the foregoing Land or Appurtenant Rights; and

                (d) All accessions and accretions to and replacements and substitutions for the foregoing.

This Agreement does not cover the Improvements or other property not described above related to the Land. Ground Lessor and Ground Lessee agree that Ground Lessee owns such Improvements and such other property and that Ground Lessor's only interest in the Improvements and such other property is the leasehold interest granted to Ground Lessor therein in the Facility 2 Lease Agreement.

        2.02. Term. The original term of this Agreement shall commence on the Closing Date (the "Ground Lease Commencement Date") and shall end on the first Business Day of August 2032 (the "Ground Lease Scheduled Expiration Date"), subject to the terms of Subparagraph 4.01(a) below.

        2.03. Rent. On or before the Ground Lease Commencement Date, Ground Lessee shall pay to Ground Lessor as rent hereunder for the entire term of this Agreement the sum of Ten Dollars ($10.00); provided, however, that Ground Lessor may, after the Expiration Date of the Facility 2 Lease Agreement and the satisfaction in full of all Lessee Obligations, increase the rent payable by Ground Lessee for the remaining term hereof to the "market rent," by delivering to Ground Lessee not less than forty-five (45) days prior to the proposed date of such increase, a written notice (a "Notice of Ground Lease Rent Increase"). The "market rent" for the remainder of the term shall be the rent that would be agreed upon between a willing lessee, under no compulsion to lease, and a willing lessor, under no compulsion to lease, for unimproved land comparable in size and location to the Land, exclusive of any Improvements, at the time of Ground Lessor's exercise of its rights under this Paragraph 2.03 and taking into consideration, among other relevant factors, the condition of the Land and the encumbrances affecting the title to the Land at the time of the exercise of such rights and the obligations of the Ground Lessor under this Agreement, including its obligation to pay taxes. If Ground Lessor and Ground Lessee cannot agree upon such "market rent" within seven (7) days after the date Ground Lessor delivers the Notice of Ground Lease Rent Increase (the "Rent Increase Notification Date"), the "market rent" shall be determined as follows:

                (a) Not later than fourteen (14) days after the Rent Increase Notification Date, Ground Lessor and Ground Lessee each shall appoint a real estate appraiser familiar with properties in the vicinity of the Land and shall notify the other party of its appointment. If the two appraisers agree upon the "market rent" within twenty-one (21) days after the Rent Increase Notification Date, such rent will be binding upon Ground Lessor and Ground Lessee. If the two appraisers cannot agree upon the "market rent" within such time period, then, not later than twenty-eight (28) days after the Rent Increase Notification Date, such appraisers shall appoint a third real estate appraiser familiar with properties in the vicinity of the Land. Immediately after such appointment (and in no event later than thirty (30) days after the Rent Increase Notification Date), each of the first two appraisers will submit his/her best estimate of the "market rent", together with a written report supporting such estimate, to the third appraiser. Not later than thirty-five (35) days after the Rent Increase Notification Date, the third appraiser will select the estimate of the "market rent" he/she concludes to be the closest to the definition thereof set forth above in this Paragraph 2.03 and shall notify Ground Lessor and Ground Lessee of such selection. The estimate so selected by the third appraiser will be binding upon Ground Lessor and Ground Lessee.

                (b) If a third appraiser must be chosen pursuant to Subparagraph 2.03(a) and the first two appraisers cannot agree upon the third appraiser within the prescribed time, either Ground Lessor or Ground Lessee may require each of the first two appraisers immediately to submit its choice for the third appraiser to the American Arbitration Association ("AAA") in San Francisco, California for selection in accordance with the then rules of said association within thirty-five (35) days after the Rent Increase Notification Date. If such a procedure is necessary to appoint the third appraiser, then (i) the deadline for the two appraisers to submit to the third appraiser their estimates of the "market rent" and supporting report pursuant to Subparagraph 2.03(a) shall be not later than thirty-seven (37) days (rather than thirty (30) days) after the Rent Increase Notification Date and (ii) the deadline for the third appraiser to select one of the two estimates pursuant to Subparagraph 2.03(a) shall be not later than forty-two (42) days (rather than thirty-five (35) days) after the Rent Increase Notification Date.

                (c) If either party or its appraiser fails to comply with the procedures (including deadlines) set forth above, then the other party's appraiser will determine the "market rent".

                (d) Ground Lessor and Ground Lessee each shall bear the expense of the appraiser appointed by it, and the expenses of the third appraiser and the AAA will be shared equally by Ground Lessor and Ground Lessee.

                (e) All appraisers selected for the appraisal process set out in this Paragraph 2.03 will be disinterested, reputable, qualified real estate appraisers with the designation of MAI or equivalent and with at least five (5) years experience in appraising properties comparable to the Land. If a third appraiser must be chosen pursuant to Subparagraph 2.03(a), such appraiser will be chosen on the basis of objectivity and competence, not on the basis of such appraiser's relationship with the other appraisers or the parties to this Agreement.

        2.04. Use . Ground Lessee may use the Ground Lease Property for any lawful purpose.

        2.05. Title; Quiet Enjoyment.

                (a) Title. Ground Lessor represents and warrants to Ground Lessee that Ground Lessor has good and marketable title to the Ground Lease Property, subject to the Permitted Property Liens. Ground Lessor shall not sell, lease, transfer or otherwise dispose of its right, title and interest in the Ground Lease Property or this Agreement prior to the Expiration Date of the Facility 2 Lease Agreement and the satisfaction in full of all Lessee Obligations (except as permitted under the Facility 2 Lease Agreement).

                (b) No Merger. The leasehold estate in the Ground Lease Property created by this Agreement shall not be merged with the fee estate or any other interest in the Ground Lease Property as a result of the same Person acquiring, owning or holding, directly or indirectly, in whole or in part, (i) the leasehold estate in the Ground Lease Property created hereby or any interest in such leasehold estate and (ii) the fee estate in the Ground Lease Property or any interest in such fee estate, unless all parties with an interest in the Ground Lease Property that would be adversely affected by any such merger specifically agree in writing that such a merger shall occur.

                (c) Quiet Enjoyment. Neither Ground Lessor nor any other Person lawfully claiming any right or interest in the Ground Lease Property shall, prior to the Ground Lease Expiration Date, disturb Ground Lessee's peaceable and quiet enjoyment of the Ground Lease Property; provided, however, that such enjoyment shall be subject to the terms of this Agreement and to Permitted Property Liens.

SECTION 3. OTHER LESSEE AND LESSOR RIGHTS AND OBLIGATIONS.

        3.01. Maintenance, Repair, Etc.

                (a) General. Until the Expiration Date of the Facility 2 Lease Agreement, Ground Lessor shall maintain the Ground Lease Property in accordance with the terms and provisions of the Facility 2 Lease Agreement. Following the Expiration Date of the Facility 2 Lease Agreement and until the Ground Lease Expiration Date, Ground Lessor shall maintain the Ground Lease Property on a basis consistent with the operation and maintenance of commercial properties comparable in type and location to the Ground Lease Property and in compliance with prudent industry practice.

                (b) Improvements. Ground Lessee, at its sole cost and expense, may from time to time make alterations, renovations, additions and other Improvements to the Ground Lease Property and substitutions and replacements therefor; provided, however, that, unless an Event of Default has occurred and is continuing under the Facility 2 Lease Agreement, Ground Lessee shall not make any such alterations, renovations, additions or other Improvements prior to the Expiration Date of the Facility 2 Lease Agreement, except pursuant to the terms of the Construction Agency Agreement. Unless purchased by Ground Lessor pursuant to the Facility 2 Purchase Agreement, all Improvements to the Ground Lease Property, whether constructed before or during the term of this Agreement, shall be the property of Ground Lessee and may be removed by Ground Lessee at any time at or prior to the termination of this Agreement; provided, however, that Ground Lessee shall not remove any such property prior to the Expiration Date of the Facility 2 Lease Agreement unless an Event of Default has occurred and is continuing under the Facility 2 Lease Agreement.

        3.02. Risk of Loss. Until the Expiration Date of the Facility 2 Lease Agreement, Ground Lessor assumes all risks of loss arising from any Casualty or Condemnation and all liability for all personal injuries and deaths and damages to property suffered by any Person or property on or in connection with the Ground Lease Property in accordance with the terms and provisions of the Facility 2 Lease Agreement. If (a) Ground Lessor exercises the Expiration Date Purchase Option pursuant to the Facility 2 Purchase Agreement and (b) Ground Lessee elects to retain the Property pursuant to Subparagraph 3.02(d) of the Facility 2 Purchase Agreement, Ground Lessee assumes such risks of loss and such liability arising after the Scheduled Expiration Date, except to the extent any such loss or liability is primarily caused by the gross negligence or willful misconduct of Ground Lessor or the breach by Ground Lessor of its obligations under the Operative Documents.

        3.03. Insurance. Until the Expiration Date of the Facility 2 Lease Agreement, Ground Lessor shall carry and maintain liability insurance coverage for the Ground Lease Property as provided in Paragraph 3.03 of the Facility 2 Lease Agreement for the Property upon the same terms as set forth therein and otherwise shall comply with the provisions of such paragraph.

        3.04. Casualty and Condemnation.

                (a) Repair. Until the Expiration Date of the Facility 2 Lease Agreement, Ground Lessor, at its sole cost and expense, shall diligently proceed to repair and restore the Ground Lease Property in accordance with the terms and provisions of the Facility 2 Lease Agreement. If any Casualty or Condemnation affecting the Ground Lease Property (except for any Casualty primarily caused by the gross negligence or willful misconduct of Ground Lessor or the breach by Ground Lessor of its obligations under the Operative Documents) shall occur after the Scheduled Expiration Date, Ground Lessee, at its sole cost and expense, shall diligently proceed to repair and restore the Ground Lease Property as near as practically possible to the condition in which it existed immediately prior to such Casualty or Condemnation and shall complete all such repairs and restoration not later than six (6) months after the occurrence of the Casualty or Condemnation.

                (b) Prosecution of Claims for Casualty and Condemnation Proceeds. Until the Expiration Date of the Facility 2 Lease Agreement, Ground Lessor shall proceed promptly and diligently to prosecute in good faith the settlement or compromise of any and all claims for Casualty and Condemnation Proceeds in accordance with the terms and provisions of the Facility 2 Lease Agreement. Following the Expiration Date of the Facility 2 Lease Agreement and until the Ground Lease Expiration Date, Ground Lessee shall proceed promptly and diligently to prosecute in good faith the settlement or compromise of any and all claims for Casualty and Condemnation Proceeds with respect to the Ground Lease Property and Ground Lessee is hereby authorized, in its own name or in Ground Lessor's name, to adjust any loss covered by insurance or any Casualty or Condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith.

                (c) Assignment of Casualty and Condemnation Proceeds. Ground Lessor hereby absolutely and irrevocably assigns to Ground Lessee all Casualty and Condemnation Proceeds and all claims relating thereto, which Casualty and Condemnation Proceeds will be applied to repair and restore the Ground Lease Property pursuant to Subparagraph 3.04(a) of the Facility 2 Lease Agreement.

        3.05. Taxes. Ground Lessor shall promptly pay when due all taxes and other Governmental Charges imposed on or payable by Ground Lessee in connection with the Ground Lease Property, this Agreement or any of the transactions contemplated hereby or thereby. Upon request of Ground Lessee, as promptly as possible after any such taxes or other Governmental Charges are payable by Ground Lessor, Ground Lessor shall send to Ground Lessee a certified copy of an original official receipt received by Ground Lessor showing payment thereof. If Ground Lessor fails to pay any such taxes or other Governmental Charges when due to the appropriate taxing authority or fails to remit to Ground Lessee the required receipts or other required documentary evidence, Ground Lessor shall indemnify Ground Lessee for any incremental taxes, interest or penalties that may become payable by Ground Lessee as a result of any such failure. The obligations of Ground Lessor under this Paragraph 3.05 shall survive the termination of this Agreement.

        3.06. Environmental Matters. Ground Lessee shall not cause or permit the Ground Lease Property to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal or transportation of any Hazardous Materials in a manner that would materially decrease the value of the Ground Lease Property or that would constitute a material violation of any Environmental Laws.

        3.07. Liens, Easements, Etc.

                (a) Ground Lessor's Covenants. Until the Expiration Date of the Facility 2 Lease Agreement and the satisfaction in full of all Lessee Obligations, Ground Lessor shall not create, incur, assume or permit to exist any Lien or easement on or with respect to any of the Ground Lease Property of any character, whether now owned or hereafter acquired, except for Permitted Property Liens of the types described in Subparagraph 3.07(a) of the Facility 2 Lease Agreement. Following the Expiration Date of the Facility 2 Lease Agreement and for the remainder of the term of this Agreement until the Ground Lease Expiration Date, Ground Lessor agrees that Ground Lessee may, and Ground Lessor hereby consents in each instance to the following actions by Ground Lessee for the following purposes, provided the same are in compliance with the Stanford Lease: (i) the granting of licenses and other rights and privileges reasonably necessary or desirable for the use, repair, or maintenance of the Ground Lease Property; (ii) the release of existing easements or other rights in the nature of easements which are for the benefit of the Ground Lease Property; (iii) the seeking of any zoning variances or modifications to existing zoning; and (iv) the imposition of and the execution of amendments to, or waivers or releases of any covenants, easements, licenses, and restrictions affecting the Ground Lease Property; provided, however that in each case (1) such grant, release, dedication, transfer or amendment does not impair the value, operation or remaining useful life of the Ground Lease Property or materially and adversely affect Ground Lessee's ability to perform its obligations hereunder, except such impairments which are not material,
        (2) such grant, release, dedication, transfer or amendment is reasonably necessary or desirable in connection with the use, maintenance, alteration or improvement of the Ground Lease Property, (3) such grant, release, dedication, transfer or amendment will not cause the Ground Lease Property or any portion thereof to fail to comply with the provisions of this Agreement or any other Operative Document or any Governmental Rule (including all applicable zoning, planning, building and subdivision ordinances, all applicable restrictive covenants and all applicable architectural approval requirements), (4) all governmental and other consents or approvals required prior to such grant, release, dedication, transfer, annexation or amendment or other action have been obtained, and all filings required prior to such action have been made,
        (5) Ground Lessee shall remain obligated under this Agreement as though such grant, release, dedication, transfer or amendment had not been effected, and (6) Ground Lessee shall pay and perform, or caused to be paid and performed, any obligations of Ground Lessor under such grant, release, dedication, transfer or amendment. Ground Lessor shall, upon the request of Ground Lessee, and at Ground Lessee's sole cost and expense, execute and deliver any instruments necessary or appropriate to confirm any such grant, release, dedication, transfer, annexation or amendment to any Person permitted under this Paragraph 3.07.

                (b) Ground Lessee's Covenants. Except for Leasehold Mortgages permitted by Subparagraph 3.07(c) and subject to Paragraph 3.11 relating to permitted contests, Ground Lessee shall not (i) transfer or assign to any Person any of Ground Lessee's interests in the Ground Lease Property in violation of any of the Operative Documents or (ii) create, incur, assume or permit to exist any Lien in the Ground Lease Property arising as a result of any claim against Ground Lessee by any Person unrelated to any of the Operative Documents or the transactions contemplated thereby.

                (c) Leasehold Mortgages.

                        (i) Ground Lessor hereby consents to the Assignment of
                Lease, the Lessor Deed of Trust and the Lessor Security Agreement; the Liens granted to Agent therein; and all other Liens granted to Agent in any of the Operative Documents and the Property to secure the Lessor Obligations. After the Expiration Date of the Facility 2 Lease Agreement, Ground Lessee may, as security for any indebtedness of Ground Lessee, grant to any holder of such indebtedness a Lien in its leasehold interest in the Ground Lease Property (any such Liens, together with the Liens granted to Agent pursuant to the Operative Documents, to be referred to herein as "Leasehold Mortgages") in compliance with the applicable provisions of the Stanford Lease.

                        (ii) Subject to the terms of the Stanford Lease, any
                Person may become the legal owner and holder of the leasehold interest in the Ground Lease Property created by this Agreement by foreclosure of a Leasehold Mortgage or as a result of an assignment or conveyance in lieu of such foreclosure and, upon becoming such an owner, shall become the Ground Lessee hereunder with the rights and obligations thereof.

                        (iii) Ground Lessor shall notify each holder of a
                Leasehold Mortgage (a "Leasehold Mortgagee") of any default by Ground Lessee hereunder. No notice of a default by Ground Lessee shall be deemed effective until so served. Any Leasehold Mortgagee shall have the right to correct or cure any such default within the same period of time after receipt of such notice as is given to Ground Lessee under this Agreement to correct or cure defaults, plus an additional period of thirty
                (30) days thereafter. Ground Lessor will accept performance by any Leasehold Mortgagee of any covenant, condition or agreement on Ground Lessee's part to be performed hereunder with the same force and effect as though performed by Ground Lessee.

                        (iv) If this Agreement should terminate by reason of a
                disaffirmance or rejection of this Agreement by Ground Lessee or any receiver, liquidator or trustee for the property of Ground Lessee, or by any Governmental Authority that has taken possession of the business or property of Ground Lessee by reason of the insolvency or alleged insolvency of Ground Lessee, then:

                                (A) Ground Lessor shall give notice thereof to
                        each Leasehold Mortgagee and, upon request of any Leasehold Mortgagee made within sixty (60) days after Ground Lessor has given such notice, Ground Lessor shall enter into a new ground lease of the Ground Lease Property with such Leasehold Mortgagee for the remainder of the term hereof on the same terms and conditions as contained in this Agreement. (If more than one Leasehold Mortgagee shall request Ground Lessor to enter into a new ground lease, Ground Lessor shall enter into such a new ground lease with the requesting Leasehold Mortgagee holding the highest priority Leasehold Mortgage. If two or more requesting Leasehold Mortgagees share the highest priority, the new ground lease shall name all such Leasehold Mortgagees as co-tenants thereunder.)

                                (B) The estate of any Leasehold Mortgagee, as
                        lessee under such a new ground lease, shall have the same priority as the estate of Ground Lessee created under this Agreement. If the Facility 2 Lease Agreement or Facility 2 Purchase Agreement are in effect at the time of execution of such new ground lease, such new ground lease shall be made subject to the Facility 2 Lease Agreement and the Facility 2 Purchase Agreement.

                        (v) No modification or early termination of this
                Agreement shall be effective without the consent of a Leasehold Mortgagee if (A) Ground Lessee has agreed with such Leasehold Mortgagee that such Leasehold Mortgagee's consent will be required for any such modification or early termination and (B) Ground Lessor has been notified of such agreement.

                        (vi) No Leasehold Mortgagee will assume any liability
                under this Ground Lease either by virtue of its Leasehold Mortgage or by any subsequent receipt or collection of rents or profits generated from the Ground Lease Property, unless and until the Leasehold Mortgagee acquires Ground Lessee's leasehold interest in the Ground Lease Property at foreclosure or by deed in lieu of foreclosure.

        3.08. Assignments and Subletting.

                (a) Permitted Assignments and Subleases. Subject to the terms of the Stanford Lease, Ground Lessee may:

                        (i) Prior to the Expiration Date of the Facility 2 Lease
                Agreement, sublease the Ground Lease Property to Ground Lessor pursuant to the Facility 2 Lease Agreement and Ground Lessor may sublease the improvements on the Land to Cooley Godward, LLP under the Cooley Lease and in accordance with the subleases permitted under the Facility 2 Lease Agreement; and

                        (ii) On or after the Expiration Date of the Facility 2
                Lease Agreement, unless Ground Lessor purchases the Property on the Expiration Date pursuant to the Term Purchase Option or the Expiration Date Purchase Option in the Facility 2 Purchase Agreement and satisfies in full all Lessee Obligations, sublease the Ground Lease Property to any Person pursuant to a lease agreement that is subject to the terms of this Agreement or sell or assign this Agreement to any Person.

                Ground Lessee shall notify Ground Lessor in writing of any such sublease, sale or assignment on or after the Expiration Date of the Facility 2 Lease Agreement.

        Except as permitted by clause (i) or (ii) above or by Subparagraph 2.11(b) or Subparagraph 7.05(d) of the Participation Agreement, Ground Lessee shall not sell or assign this Agreement or sublease the Ground Lease Property.

                (b) Assumption of Ground Lessee Obligation. All obligations of Ground Lessee under this Agreement shall be assumed by (i) Ground Lessor during the Term of the Facility 2 Lease Agreement and while Ground Lessor is in possession of the Ground Lease Property, (ii) each other Person to whom Ground Lessee subleases the Ground Lease Property pursuant to Subparagraph 3.08(a) during the term of such sublease and while such Person is in possession of the Ground Lease Property and
        (iii) by any Person to whom Ground Lessee sells or assigns this Agreement pursuant to Subparagraph 3.08(a) at all times after such sale or assignment, and each such Person shall be deemed so to have assumed such obligations by entering into such sublease or by purchasing or taking assignment of this Agreement. Ground Lessor agrees that Ground Lessee shall have no duty to perform any of its obligations under this Agreement and shall be fully released from all such obligations during the periods when such obligations are so assumed by other Persons pursuant to clauses (i) and (ii) of the first sentence of this Subparagraph 3.08(b) and at all times after any sale or assignment of this Agreement.

        3.09. Utility Charges. Ground Lessor shall pay all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other utilities and services to, on or in connection with the Ground Lease Property during the term of this Agreement.

        3.10. Removal of Property. Subject to the terms of the Stanford Lease and the terms of Permitted Property Liens, unless purchased by Ground Lessor pursuant to the Term Purchase Option or the Expiration Date Purchase Option in the Facility 2 Purchase Agreement, all Improvements to the Ground Lease Property and all other Property (other than the Land) may be removed by Ground Lessee at any time at or prior to the termination of this Agreement; provided, however, that Ground Lessee shall not remove any such property prior to the Expiration Date of the Facility 2 Lease Agreement unless an Event of Default has occurred and is continuing under the Facility 2 Lease Agreement.

        3.11. Permitted Contests. Ground Lessee may contest any alleged Lien on any of the Ground Lease Property in violation of Subparagraph 3.07(b), provided that any such contest is completed and such Lien is discharged (either pursuant to such proceedings or otherwise) not later than the Ground Lease Expiration Date.

        3.12. Estoppel Certificates. Each party shall, within ten (10) Business Days after receipt of a written request from the other party, deliver a written statement to the requesting party stating the date to which the rent and other charges have been paid, whether the Ground Lease is unmodified and in full force and effect, and any other matters that may reasonably be requested.

        3.13. Recordation of Agreement. Neither Ground Lessor nor Ground Lessee shall file or record this Agreement without the prior written consent of the other party, but the parties will execute a good and sufficient memorandum of lease for purposes of recording. Upon the expiration or earlier termination of this Agreement, Ground Lessee shall promptly execute, acknowledge and deliver to Ground Lessor any quitclaim deed or other document required by Ground Lessor or a title company to evidence the termination of Ground Lessee's interests in the Ground Lease Property.

        3.14. Stanford Lease.

                (a) With respect to the Stanford Lease, Ground Lessor agrees:

                        (i) To keep and perform each and every material
                covenant, agreement and obligation of the lessee set forth in the Stanford Lease and any statute, ordinance, rule or regulation relating thereto, and not to commit, suffer or permit any breach thereof. If Ground Lessor shall default under the Stanford Lease, Ground Lessee may, at its option but without any obligation to do so, take any action necessary or desirable to cure any default by Ground Lessor in the performance of any of the terms, covenants and conditions of the Stanford Lease, Ground Lessee being authorized to enter upon the Land for such purposes. Ground Lessor shall, immediately on demand, pay to Ground Lessee all costs of Ground Lessee reasonably incurred in curing any such default, together with interest on such costs from the date of expenditure.

                        (ii) To furnish to Ground Lessee all information that it
                may reasonably request concerning the performance by Ground Lessor of the covenants of the Stanford Lease and to give prompt notice to Ground Lessee (A) of any material default or event of default by any party under the Stanford Lease or notice thereof within Ground Lessor's knowledge; (B) of the receipt by it of any notice of default from the lessor under the Stanford Lease; and (C) of its irrevocable election to cure any default under the Stanford Lease within five (5) days of its receipt from Stanford of any notice of default pursuant to Section 18.1(a) of the Stanford Lease and within fifteen (15) days of Ground Lessor's receipt from Stanford of any notice of notice of default pursuant to Sections 18.1(b), (c) or (d) of the Stanford Lease.

                        (iii) That the provisions hereof shall be deemed to be
                obligations of Ground Lessor in addition to Ground Lessor's obligations as lessee with respect to similar matters contained in the Stanford Lease; provided, however, the inclusion herein of any covenants and agreements relating to similar matters as to which Ground Lessor is obligated under the Stanford Lease shall not restrict or limit Ground Lessor's duties and obligations to keep and perform promptly all of its covenants, agreements and obligations as lessee under the Stanford Lease, and nothing in this Agreement shall be construed as requiring Ground Lessor or Ground Lessee to take or omit to take any action which would cause a default under the Stanford Lease.

                        (iv) That, so long as this Agreement is in effect, no
                surrender (except a surrender upon the expiration of the term of the Stanford Lease) by Ground Lessor as lessee under the Stanford Lease to Stanford thereunder, or of any portion thereof or any interest therein shall be valid or effective. The terms of the Stanford Lease may not be amended, modified, changed, surrendered or cancelled, or subordinated to any mortgage, lease or other interest, either orally or in writing, without the prior written consent of Ground Lessee.

                        (v) That if the Stanford Lease is for any reason
                whatsoever terminated prior to the expiration of its term and, if pursuant to any provision of the Stanford Lease or otherwise, Ground Lessee or its designee shall acquire from Stanford a new lease or other agreement for the use of the Land, Ground Lessor shall have no right, title or interest in or to such new lease or other agreement or the estate created thereby.

                (b) Ground Lessor warrants that the Stanford Lease is in all respects valid and subsisting, that Ground Lessor and Stanford have duly performed all of their respective obligations thereunder, that neither Ground Lessor nor, to Ground Lessor's knowledge, Stanford is in material default under any of the terms or provisions of the Stanford Lease, and that neither Ground Lessor nor Stanford has made any claim of such default.

        3.15. Stanford's Bankruptcy.

                (a) Ground Lessor acknowledges that pursuant to Section 365 of the Bankruptcy Reform Act of 1978 (as the same may be amended from time to time, the "Bankruptcy Act") it is possible that a trustee in bankruptcy of Stanford or Stanford as a debtor-in-possession could reject the Stanford Lease, in which case Ground Lessor, as lessee, would have the election described in Section 365(h) of the Bankruptcy Act (which election, as the same may be amended from time to time, and together with any comparable right under any other state or federal law relating to bankruptcy, reorganization or other relief for debtors, whether now or hereafter in effect, is herein called the "Election") to treat the Stanford Lease as terminated by such rejection or, in the alternative, to remain in possession for the balance of the term of the Stanford Lease and any renewal or extension thereof that is enforceable by the lessee under applicable nonbankruptcy law. Ground Lessor covenants that it will not suffer or permit the termination of the Stanford Lease by exercise of the Election or otherwise without the prior written consent of Ground Lessee.

                (b) In order to secure the covenant made in this Section 3.15 and as security for the obligations secured hereby as described above, Ground Lessor assigns the Election and all rights related thereto to Ground Lessee. Ground Lessor acknowledges and agrees that the foregoing assignment of the Election and related rights is one of the rights which Ground Lessee may use at any time in order to protect and preserve the other rights and interests of Ground Lessee under this Agreement, since exercise of the Election in favor of terminating the Stanford Lease would constitute waste hereunder. Ground Lessor acknowledges and agrees that the Election is in the nature of a remedy and is not a property interest which Ground Lessor can separate from the Stanford Lease. Therefore,

        Ground Lessor agrees that exercise of the Election in favor of preserving the right to possession under the Stanford Lease shall not be deemed to constitute a taking or sale of the Property by Ground Lessee and shall not entitle Ground Lessor to any credit against the obligations secured by this Agreement.

                (c) Ground Lessor acknowledges and agrees that in the event the Election is exercised in favor of Ground Lessor remaining in possession, Ground Lessor's resulting rights under the Stanford Lease, as adjusted by the effect of Section 365 of the Bankruptcy Act, shall then be part of the Ground Lease Property and shall be subject to this Agreement.

        3.16. Ground Lessor's Bankruptcy.

                (a) If there shall be filed by or against Ground Lessor a petition under the Bankruptcy Act, and Ground Lessor, as the lessee under the Stanford Lease, shall determine to reject the Stanford Lease pursuant to Section 365(a) of the Bankruptcy Act, then Ground Lessor shall give Ground Lessee not less than ten (10) days' prior notice of the date on which Ground Lessor shall apply to the bankruptcy court for authority to reject the Stanford Lease. Ground Lessee shall have the right, but not the obligation, to serve upon Ground Lessor within such 10-day period a notice stating that (i) Ground Lessee demands that Ground Lessor assume and assign the Stanford Lease to Ground Lessee pursuant to Section 365 of the Bankruptcy Act and (ii) Ground Lessee covenants to cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under the Stanford Lease. If Ground Lessee serves upon Ground Lessor the notice described in the preceding sentence, Ground Lessor shall not seek to reject the Stanford Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Ground Lessee of the covenant provided for in clause (ii) of the preceding sentence.

                (b) Effective upon the entry of an order for relief in respect of Ground Lessor under the Bankruptcy Act, Ground Lessor hereby assigns and transfers to Ground Lessee a non-exclusive right to apply to the Bankruptcy Act under Section 365(d)(4) of the Bankruptcy Act for an order extending the period during which the Stanford Lease may be rejected or assumed.

SECTION 4. TERMINATION.

        4.01. Termination Date.

                (a) Early Termination. This Agreement shall continue in full force and effect until the Ground Lease Scheduled Expiration Date except as follows:

                        (i) This Agreement may be terminated by Ground Lessee at
                any time upon one (1) month's prior written notice to Ground Lessor; provided, however, in no event shall Ground Lessee exercise the right of termination prior to the

                Expiration Date of the Facility 2 Lease Agreement unless an Event of Default has occurred and is continuing under the Facility 2 Lease Agreement and Ground Lessor's right as Lessee thereunder to remain in possession is terminated.

                        (ii) This Agreement may be terminated by Ground Lessor
                on the Expiration Date of the Facility 2 Lease Agreement upon one (1) month's prior written notice to Ground Lessee if Ground Lessor purchases the Property on such date pursuant to the Term Purchase Option or the Expiration Date Purchase Option in the Facility 2 Purchase Agreement and satisfies in full all Lessee Obligations on or prior to such date; provided, however, that, if this Agreement is so terminated on the Expiration Date but any amounts paid by Ground Lessor are thereafter recovered, Ground Lessor shall, at the request of Ground Lessee, enter a new Ground Lease in the form of this Agreement for the remaining term of this Agreement.

                (b) No Other Early Termination Date. Except as provided in Subparagraph 4.01(a), this Agreement shall not terminate prior to the Ground Lease Scheduled Expiration Date for any reason including, without limitation, (i) any Casualty to or Condemnation of all or any part of the Ground Lease Property, (ii) the occurrence of any Ground Lease Event of Default or any other default by Ground Lessee under this Agreement or
        (iii) any other cause whether similar or dissimilar to the foregoing, any existing or future law to the contrary notwithstanding; provided, however, that this Subparagraph 4.01(b) shall not abrogate any right Ground Lessor may have to recover damages or seek an injunction pursuant to Paragraph 5.02. It is the intention of the parties hereto that the obligations of Ground Lessor hereunder shall be separate and independent of the covenants and agreements of Ground Lessee.

        4.02. Surrender of Ground Lease Property. Ground Lessee shall vacate and surrender the Ground Lease Property to Ground Lessor in its then-current condition on the date (the "Ground Lease Expiration Date") that is the earlier of (a) the Ground Lease Scheduled Expiration Date and (b) any earlier date on which this Agreement is terminated pursuant to Subparagraph 4.01(a).

SECTION 5. DEFAULT.

        5.01. Ground Lease Events of Default. The occurrence or existence of any one or more of the following shall constitute a "Ground Lease Event of Default" hereunder:

                (a) Non-Payment. Ground Lessee shall fail to pay any installment of rent payable hereunder within sixty (60) days after such installment is due; or

                (b) Other Defaults. Ground Lessee shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or the Stanford Lease and such failure shall continue for a period of sixty (60) days after written notice thereof from Ground Lessor; provided, however, that in the event that such failure cannot reasonably be cured within such sixty (60) day period, such failure shall not constitute an Event of Default hereunder so long as Ground Lessee shall have commenced to cure such failure within such sixty (60) day period and shall thereafter diligently pursue such cure to completion, provided further that such failure shall in all events be cured by the earlier of (i) the Ground Lease Scheduled Expiration Date and (ii) one hundred and eighty days (180) days after Ground Lessor's notice thereof.

        5.02. Remedies. Upon the occurrence or existence of any Ground Lease Event of Default and at any time thereafter unless such Ground Lease Event of Default is waived, Ground Lessor may sue Ground Lessee for the collection of any amount due under this Agreement or to enjoin the continuation of the Ground Lease Event of Default; provided, however, that such remedies are the sole and exclusive remedies of Ground Lessor hereunder. Ground Lessor may not terminate this Agreement or Ground Lessee's right to possession under this Agreement except as expressly provided herein.

        5.03. Limited Recourse. Neither a Ground Lessee that is a Lessor Party nor any of its Affiliates or any of their respective directors, officers, employees, agents, attorneys and advisors shall have any personal liability for the payment of or performance of any obligations of Ground Lessee under this Agreement. Any judgment which Ground Lessor may obtain against a Ground Lessee that is a Lessor Party for amounts due under this Agreement may be collected only through resort to a judgment lien against Ground Lessee's interest in the Ground Lease Property.

SECTION 6. PURCHASE OPTION.

        6.01. Grant of Option. Ground Lessor hereby grants to Ground Lessee the right to purchase the Ground Lease Property on the Expiration Date of the Facility 2 Lease Agreement or any Business Day thereafter upon the terms and subject to the conditions set forth in this Section 6 (the "Ground Lease Purchase Option"); provided, however, that the Ground Lease Purchase Option shall terminate on the Expiration Date of the Facility 2 Lease Agreement, and shall not be exercisable by Ground Lessee, if Ground Lessor purchases the Property on such date pursuant to the Term Purchase Option or the Expiration Date Purchase Option in the Facility 2 Purchase Agreement and satisfies in full all Lessee Obligations on or prior to such date. Ground Lessee shall notify Ground Lessor of Ground Lessee's election to exercise the Ground Lease Purchase Option by delivering to Ground Lessor, not less than one (1) month prior to the date selected by Ground Lessee for its purchase of the Ground Lease Property (the "Ground Lease Purchase Option Date"), a written notice (a "Notice of Ground Lease Purchase Option Exercise") stating that Ground Lessee intends to exercise the Ground Lease Purchase Option and specifying the Ground Lease Purchase Option Date (the date such notice is delivered to be referred to as the "Option Exercise Notification Date").

        6.02. Option Purchase Price The purchase price for the purchase of the Ground Lease Property pursuant to the Ground Lease Purchase Option (the "Ground Lease Option Price") shall be the price that would be agreed upon between a willing buyer, under no compulsion to buy and a willing seller, under no compulsion to sell, for unimproved land comparable in size and location to the Land, exclusive of any Improvements, at the time of Ground Lessee's exercise of the Ground Lease Purchase Option and taking into consideration, among other relevant factors, the condition of the Land and the encumbrances affecting the title to the Land at the time of the exercise of the Option. If Ground Lessor and Ground Lessee cannot agree upon such price within seven (7) days after the Option Exercise Notification Date, the Ground Lease Option Price shall be determined as follows:

                (a) Not later than fourteen (14) days after the Option Exercise Notification Date, Ground Lessor and Ground Lessee each shall appoint a real estate appraiser familiar with properties in the vicinity of the Land and shall notify the other party of its appointment. If the two appraisers agree upon the Ground Lease Option Price within twenty-one
        (21) days after the Option Exercise Notification Date, such price will be binding upon Ground Lessor and Ground Lessee. If the two appraisers cannot agree upon the Ground Lease Option Price within such time period, then, not later than twenty-eight (28) days after the Option Exercise Notification Date, such appraisers shall appoint a third real estate appraiser familiar with properties in the vicinity of the Land. Immediately after such appointment (and in no event later than thirty
        (30) days after the Option Exercise Notification Date), each of the first two appraisers will submit his/her best estimate of the Ground Lease Option Price, together with a written report supporting such estimate, to the third appraiser. Not later than thirty-five (35) days after the Option Exercise Notification Date, the third appraiser will select the estimate of the Ground Lease Option Price he/she concludes to be the closest to the definition thereof set forth in the first sentence of this Paragraph 6.02 and shall notify Ground Lessor and Ground Lessee of such selection. The estimate so selected by the third appraiser will be binding upon Ground Lessor and Ground Lessee.

                (b) If a third appraiser must be chosen pursuant to Subparagraph 6.02(a) and the first two appraisers cannot agree upon the third appraiser within the prescribed time, either Ground Lessor or Ground Lessee may require each of the first two appraisers immediately to submit its choice for the third appraiser to the American Arbitration Association ("AAA") in San Francisco, California for selection in accordance with the then rules of said association within thirty-five
        (35) days after the Option Exercise Notification Date. If such a procedure is necessary to appoint the third appraiser, then (i) the deadline for the two appraisers to submit to the third appraiser their estimates of the Ground Lease Option Price and supporting report pursuant to Subparagraph 6.02(a) shall be not later than thirty-seven
        (37) days (rather than thirty (30) days) after the Option Exercise Notification Date and (ii) the deadline for the third appraiser to select one of the two estimates pursuant to Subparagraph 6.02(a) shall be not later than forty-two (42) days (rather than thirty-five (35) days) after the Option Exercise Notification Date.

                (c) If either party or its appraiser fails to comply with the procedures (including deadlines) set forth above, then the other party's appraiser will determine the Ground Lease Option Price.

                (d) Ground Lessor and Ground Lessee each shall bear the expense of the appraiser appointed by it, and the expenses of the third appraiser and the AAA will be shared equally by Ground Lessor and Ground Lessee.

                (e) All appraisers selected for the appraisal process set out in this Paragraph 6.02 will be disinterested, reputable, qualified real estate appraisers with the designation of MAI or equivalent and with at least five (5) years experience in appraising properties comparable to the Land. If a third appraiser must be chosen pursuant to Subparagraph 6.02(a), such appraiser will be chosen on the basis of objectivity and competence, not on the basis of such appraiser's relationship with the other appraisers or the parties to this Agreement.

        6.03. Other Terms

                (a) Upon Ground Lessee's tender of the Ground Lease Option Price to Ground Lessor, Ground Lessor will convey and assign good and marketable title to the leasehold estate under the Stanford Lease in the Ground Lease Property to Ground Lessee subject only to the Permitted Property Liens of the types described in clauses (i), (ii) and (iii) of Subparagraph 3.07(a) of the Facility 2 Lease Agreement.

                (b) Ground Lessee's obligation to close the purchase shall be subject to the following terms and conditions, all of which are for the benefit of Ground Lessee:

                        (i) Ground Lessee shall have been furnished with
                evidence satisfactory to Ground Lessee that Ground Lessor can convey title as required by the preceding subparagraph.

                        (ii) Nothing shall have occurred or been discovered
                after Ground Lessee exercised the Ground Lease Purchase Option that could adversely affect the title to or value of the Ground Lease Property or the Ground Lessee's use thereof.

                        (iii) Ground Lessee shall have tendered the instruments
                and other documents which are described in this Section 6 as documents to be delivered to Ground Lessee at the closing of Ground Lessee's purchase.

SECTION 7. MISCELLANEOUS.

        7.01. Notices. Except as otherwise specified herein, (a) all notices, requests, demands, consents, instructions or other communications to or upon Ground Lessee or Ground Lessor under this Agreement given on or prior to the Expiration Date of the Facility 2 Lease Agreement shall be given as provided in Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement and (b) all notices, requests, demands, consents, instructions or other communications to or upon Ground Lessee or Ground Lessor under this Agreement given after the Expiration Date of the Facility 2 Lease Agreement shall be in writing and faxed, mailed or delivered to its respective facsimile number or address set forth in Paragraph 7.01 of the Participation Agreement (or to such other facsimile number or address for either party as indicated in any notice given by that party to the other party). All such notices and communications shall be effective (i) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service; (ii) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and (iv) when faxed, upon confirmation of receipt.

        7.02. Waivers; Amendments. Until the Expiration Date of the Facility 2 Lease Agreement and the satisfaction in full of all Lessee Obligations or, if earlier, the date on which Ground Lessee sells or assigns this Agreement, any term, covenant, agreement or condition of this Agreement may be amended or waived only as provided in the Participation Agreement. Thereafter, any term, covenant, agreement or condition of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed by Ground Lessor and Ground Lessee. No failure or delay by either party in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

        7.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Ground Lessor and Ground Lessee and their permitted successors and assigns; provided, however, that Ground Lessor and Ground Lessee shall not sell, assign or delegate their respective rights and obligations hereunder except as provided in this Agreement or the Participation Agreement.

        7.04. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than Ground Lessor, Ground Lessee , the Lessor Parties, Lessee and each of their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

        7.05. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

        7.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

        7.07. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.



                         [The signature page follows.]

        IN WITNESS WHEREOF, Ground Lessee and Ground Lessor have caused this Agreement to be executed as of the day and year first above written.


GROUND LESSOR:                          NOVELLUS SYSTEMS, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------



GROUND LESSEE:                          ABN AMRO LEASING, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                    EXHIBIT A

                                LEGAL DESCRIPTION

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:
Thomas Y. Coleman, Esq.
Orrick, Herrington & Sutcliffe LLP
Old Federal Reserve Bank Building
400 Sansome Street
San Francisco, California  94111


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



                             GROUND LEASE AGREEMENT

                                     BETWEEN

                             NOVELLUS SYSTEMS, INC.

                                       AND

                             ABN AMRO LEASING, INC.

                               SEPTEMBER 21, 2001

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                  PAGE
                                                                  ----
SECTION 1.  INTERPRETATION.........................................2

      1.01. Definitions............................................2

      1.02. Rules of Construction..................................2

SECTION 2.  BASIC PROVISIONS.......................................2

      2.01. Lease of the Property..................................2

      2.02. Term...................................................3

      2.03. Rent...................................................3

      2.04. Use....................................................4

      2.05. Title; Quiet Enjoyment.................................4

SECTION 3.  OTHER LESSEE AND LESSOR RIGHTS AND OBLIGATIONS.........5

      3.01. Maintenance, Repair, Etc...............................5

      3.02. Risk of Loss...........................................5

      3.03. Insurance..............................................6

      3.04. Casualty and Condemnation..............................6

      3.05. Taxes..................................................6

      3.06. Environmental Matters..................................7

      3.07. Liens, Easements, Etc..................................8

      3.08. Assignments and Subletting............................10

      3.09. Utility Charges.......................................11

      3.10. Removal of Property...................................11

      3.11. Permitted Contests....................................11

      3.12. Estoppel Certificates.................................11

      3.13. Recordation of Agreement..............................12

      3.14. Stanford Lease........................................12

      3.15. Stanford's Bankruptcy.................................13

      3.16. Ground Lessor's Bankruptcy............................14

SECTION 4.  TERMINATION...........................................14

      4.01. Termination Date......................................14

      4.02. Surrender of Ground Lease Property....................15

SECTION 5.  DEFAULT...............................................15

      5.01. Ground Lease Events of Default........................15

      5.02. Remedies..............................................16

      5.03. Limited Recourse......................................16

SECTION 6.  PURCHASE OPTION.......................................16

      6.01. Grant of Option.......................................16

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                  PAGE
                                                                  ----
      6.02.       Option Purchase Price...........................16

      6.03.       Other Terms.....................................18

SECTION 7.  MISCELLANEOUS.........................................18

      7.01.       Notices.........................................18

      7.02.       Waivers; Amendments.............................19

      7.03.       Successors and Assigns..........................19

      7.04.       No Third Party Rights...........................19

      7.05.       Partial Invalidity..............................19

      7.06.       Governing Law...................................19

      7.07.       Counterparts....................................19

================================================================================

  AN EXTRA SECTION BREAK HAS BEEN INSERTED ABOVE THIS PARAGRAPH. DO NOT DELETE
         THIS SECTION BREAK IF YOU PLAN TO ADD TEXT AFTER THE TABLE OF CONTENTS/AUTHORITIES. DELETING THIS BREAK WILL CAUSE TABLE OF
 CONTENTS/AUTHORITIES HEADERS AND FOOTERS TO APPEAR ON ANY PAGES FOLLOWING THE
                         TABLE OF CONTENTS/AUTHORITIES.

================================================================================

                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT

        THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT (this "Amendment"), dated as of September 21, 2001, is entered into by and among:

                (1) NOVELLUS SYSTEMS, INC., a California corporation ("Lessee");

                (2) ABN AMRO LEASING, INC., an Illinois corporation ("Lessor");

                (3) Each of the financial institutions listed in Schedule I to the Participation Agreement referred to in Recital A below (collectively, the "Participants"); and

                (4) ABN AMRO BANK, N.V., acting through its San Francisco International Branch, as agent for the Participants (in such capacity, "Agent").


                                    RECITALS

        A. Lessee, Lessor, the Participants and Agent are parties to a Participation Agreement dated as of April 18, 2001 (the "Participation Agreement").

        B. Lessee has recently approached Lessor, the Participants and Agent and requested that Lessor, the Participants and Agent amend the Participation Agreement in order to conform certain provisions contained therein with certain provisions contained in that certain Participation Agreement, dated as of September 21, 2001, among Lessor, Lessee, the Persons parties thereto as "Participants", and Agent (the "Novellus VI Participation Agreement").

        C. Lessor, the Participants and Agent are willing so to amend the Participation Agreement upon the terms and subject to the conditions set forth herein.


                                    AGREEMENT

        NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lessee, Lessor, the Participants and Agent hereby agree as follows:

        1. DEFINITIONS, INTERPRETATION. All capitalized terms defined above and elsewhere in this Amendment shall be used herein as so defined. Unless otherwise defined herein, all other capitalized terms used herein shall have the respective meanings given to those terms in the Participation Agreement, as amended by this Amendment. The rules of construction set forth in Schedule 1.02 to the Participation Agreement shall, to the extent not inconsistent with the terms of this Amendment, apply to this Amendment and are hereby incorporated by reference.

        2. AMENDMENT TO PARTICIPATION AGREEMENT. Subject to the satisfaction of the conditions set forth in Paragraph 4 below, the Participation Agreement is hereby amended as follows:

        (a) Subparagraph 2.08(a) is amended to read in its entirety as follows:

                (a) Reduction or Cancellation of Commitments. Lessee may, at any time prior to the Commitment Termination Date, upon five (5) Business Days written notice to Lessor, permanently reduce the Total Facility 3 Commitment by an amount as so designated in writing by Lessee to Agent or cancel the Total Facility 3 Commitment in its entirety.

        (b) Subparagraph 2.10(a) is amended to read in its entirety as follows:

                (a) Tax Treatment. For purposes of all federal, state and local taxes, Lessee and Lessor Parties intend that the transactions evidenced by the Operative Documents shall be treated as loans by the Participants (through Lessor) to Lessee secured by the Property, with Lessee as owner of the Property. Lessee and the Lessor Parties may only take deductions, credits, allowances and other reporting positions on their respective returns, reports and statements which are consistent with such treatment, unless required to do otherwise by an appropriate taxing authority or after a clearly applicable change in applicable Governmental Rules; provided, however, that if an appropriate taxing authority or a clearly applicable change in applicable Governmental Rules requires any Lessor Party to take such an inconsistent position, such Lessor Party shall promptly notify Lessee.

        (c) Subparagraph 4.01(g) is amended to read in its entirety as follows:

                (g) Litigation. Except as set forth in the most recent Form 10-Q, 10-K and 8-K reports filed by Lessee with the Securities and Exchange Commission or in Schedule 4.01(g), no actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of Lessee, threatened against Lessee or any of its Subsidiaries at law or in equity in any court or before any other Governmental Authority which (i) is reasonably likely (alone or in the aggregate) to have a Material Adverse Effect or
        (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by Lessee of the Operative Documents or the transactions contemplated thereby.

        (d) Subparagraph 4.01(h) is amended to read in its entirety as follows:

                (h) Title; Possession Under Leases. Except as set forth in the most recent Form 10-Q, 10-K and 8-K reports filed by Lessee with the Securities and Exchange Commission or in Schedule 4.01(h), Lessee and its Subsidiaries own and have good and marketable title, or a valid leasehold interest in, all their respective properties and assets as reflected in the most recent Financial Statements delivered to Agent (except those assets and properties disposed of in the ordinary course of business or otherwise in compliance with this Agreement since the date of such Financial Statements) and all respective assets and properties acquired by Lessee and its Subsidiaries since such date (except those disposed of in the ordinary course of business or otherwise in compliance with this Agreement), except in any case where the failure so to own or to have such title is not reasonably likely to have a Material Adverse Effect. Such assets and properties are subject to no Lien, except for Permitted Liens. Each of Lessee and its Subsidiaries has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of Lessee and its Subsidiaries enjoys peaceful and undisturbed possession under such leases.

        (e) Subparagraph 4.01(i) is amended by changing clause (A) thereof to read in its entirety as follows:

        (A) in the audited Financial Statements of Lessee dated December 31, 2000, or the 10-Q reports filed by Lessee with the Securities and Exchange Commission for the quarters ended March 31, 2001 and June 30, 2001 or the 8-K report filed by Lessee with the Securities and Exchange Commission on June 1, 2001, furnished by Lessee to Agent prior to the date hereof, or

        (f) Subparagraph 4.01(k) is amended to read in its entirety as follows:

        4.01(k) [Reserved].

        (g) Subparagraph 4.01(n) is amended to read in its entirety as follows:

                (n) Patent and Other Rights. Except as set forth in the most recent Form 10-Q, 10-K and 8-K reports filed by Lessee with the Securities and Exchange Commission or in Schedule 4.01(g), Lessee and its Subsidiaries own, license or otherwise have the right to use, under validly existing agreements, all patents, licenses, trademarks, trade names, trade secrets, service marks, copyrights and all rights with respect thereto, which are required to conduct their businesses as now conducted, except where the failure to have any such rights, either individually or collectively, is not reasonably likely to have a Material Adverse Effect.

        (h) Subparagraph 5.01(a) is amended by changing clause (v) thereof to read in its entirety as follows:

                (v) As soon as available and in no event later than five (5) Business Days after they are sent, made available or filed, copies of
        (A) all registration statements and reports filed by Lessee or any of its Subsidiaries with any securities exchange or the Securities and Exchange Commission (including, without limitation, all 10-Q, 10-K, 8-Q and 8-K reports); (B) all reports, proxy statements and financial statements sent or made available by Lessee or any of its Subsidiaries to its security holders; and (C) all press releases and other similar public concerning any material developments in the business of Lessee or any of its Subsidiaries made available by Lessee or any of its Subsidiaries to the public generally; and

                (i) Subparagraph 5.01(a) is further amended by deleting clauses
        (vi) and (vii) thereof and renumbering existing clause (viii) thereof as "(vi)".

                (j) Subparagraph 5.01(h) is deleted.

                (k) Paragraph 5.02 is amended to read in its entirety as set forth on Attachment A hereto.

                (l) Paragraph 5.03 is amended to read in its entirety as set forth on Attachment B hereto.

                (m) Schedule 1.01 is amended by deleting the following definitions:

                "Adjusted Net Income;"
                "Cash Balances;"
                "Debt Service Coverage Ratio;"
                "Economically Defeased Portion of Synthetic Lease Obligation;" "Funded Indebtedness;"
                "Funded Indebtedness/Capital Ratio;"
                "Interest Expenses;"
                "Investment;"
                "Permitted Indebtedness;"
                "Related Credit Agreement;"
                "Related Credit Documents;" and
                "Related Credit Obligations."

                (n) Schedule 1.01 is further amended by changing the definition of "Indemnified Taxes" set forth therein to read in its entirety as follows."

                        "Indemnified Taxes" shall mean all income taxes, stamp
                taxes, sales taxes, use taxes, rental taxes, gross receipts taxes, property (tangible and intangible) taxes, franchise taxes, excise taxes, value added taxes, turnover taxes, withholding taxes and other taxes and Governmental Charges, together with any and all assessments, penalties, fines, additions and interest thereon, except:

                                (a) Net income taxes imposed on an Indemnitee by
                        the U.S. federal government (other than those imposed by means of withholding at source) or net income taxes and franchise taxes in lieu of net income taxes imposed on any Lessor Party by its jurisdiction of incorporation or, in the case of any Participant, the jurisdiction in which its Applicable Participating Office is located, or a jurisdiction in which such Indemnitee is otherwise subject to tax other than as a result of transactions contemplated by the Operative Documents (provided, however, that this definition shall not be construed to prevent a payment from being made on an after-tax basis);

                                (b) Taxes and other Governmental Charges imposed
                        on an Indemnitee by a foreign Governmental Authority, taxing authority or taxing jurisdiction, unless such Taxes are imposed by reason of (i) the payment by Lessee or any Affiliate of any amount pursuant to the Operative Documents from, or the booking by Lessee or any Affiliate of some or all of the transactions contemplated by the Operative Agreements in, such foreign jurisdiction, (ii) the location of the Property in such jurisdiction or (iii) activities of the Lessee or an Affiliate of the Lessee in such jurisdiction;

                                (c) Any tax or other Governmental Charge that
                        has not become a Lien on any of the Property and that Lessee is contesting pursuant to Paragraph 3.12 of any Lease Agreement (but only while Lessee is so contesting such tax or Governmental Charge); or

                                (d) Any tax or other Governmental Charge that is
                        imposed upon an Indemnitee primarily as a result of the gross negligence or willful misconduct of such Indemnitee itself (as opposed to gross negligence or willful misconduct imputed to such Indemnitee), but not taxes or other Governmental Charges imposed as a result of ordinary negligence of such Indemnitee.

               (o) Schedule 1.01 is further amended by changing the phrase "Lessee Obligations" set forth in the definition of "Economically Defeased Portion of Synthetic Lease Obligation" to "its obligations."

               (p) Schedule 1.01 is further amended by adding thereto in the appropriate alphabetical order the term "First Amendment Effective Date" to read in its entirety as follows:

               "First Amendment Effective Date" shall mean September 24, 2001.

               (q) Schedule 1.01 is further amended by changing the definition of "Quick Ratio" set forth therein to read in its entirety as follows:

                        "Quick Ratio" shall mean, with respect to Lessee at any
                time, the ratio, determined on a consolidated basis in accordance with GAAP, of:

                                (a) The remainder of (i) the sum (without
                        duplication) of all cash, Cash Equivalents, short-term investments and net accounts receivable of Lessee and its Subsidiaries at such time, minus (ii) the sum (without duplication) of all such cash, Cash Equivalents, short-term investments and net accounts receivable that are subject to a Lien or are otherwise restricted;

                                       to

                                (b) The remainder of (i) all current liabilities
                        of Lessee and its Subsidiaries at such time, minus (ii) all such current liabilities that are secured by Liens in cash, Cash Equivalents, short-term investments and net accounts receivable and included in the calculation of clause (a)(i) of this definition above.

                (In calculating the Quick Ratio, Cash Equivalents and short-term investments shall be marked to market quarterly.)

                (r) Schedule 5.01(b) is amended to refer to "Schedule 5.01(a)" and is amended to read in its entirety as set forth on Attachment C hereto.

        3. REPRESENTATIONS AND WARRANTIES. Lessee hereby represents and warrants to Agent and the Participants that the following are true and correct on the date of this Amendment and that, after giving effect to the amendment set forth in Paragraph 2 above, the following will be true and correct on the Effective Date (as defined below):

                (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement (as amended by this Amendment) and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

                (b) No Default has occurred and is continuing; and

                (c) All of the Operative Documents are in full force and effect.

(Without limiting the scope of the term "Operative Documents," Lessee expressly acknowledges in making the representations and warranties set forth in this Paragraph 3 that, on and after the date hereof, such term includes this Amendment.)

        4. EFFECTIVE DATE. The amendment effected by Paragraph 2 above shall become effective upon the date (the "Effective Date") that (a) Lessor, Agent and the Participants receives this Amendment, duly executed by Lessor, Lessee, each Participant and Agent, (b) the Novellus VI Participation Agreement becomes effective in accordance with its terms and (c) receipt by Agent from Lessee of a non-refundable amendment fee in the amount of $150,000.

        5. EFFECT OF THIS AMENDMENT. On and after the Effective Date, each reference in the Participation Agreement and the other Operative Documents to the Participation Agreement shall mean the Participation Agreement as amended hereby. Except as specifically amended above, (a) the Participation Agreement and the other Operative Documents shall remain in full force and effect and are hereby ratified and affirmed, and (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Participants or Agent, nor constitute a waiver of any provision of the Participation Agreement or any other Operative Document.

        6. MISCELLANEOUS.

                (a) Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

                (b) Headings. Headings in this Amendment are for convenience of reference only and are not part of the substance hereof.

                (c) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.


                            [Signature pages follow]

        IN WITNESS WHEREOF, Lessee, Lessor, Agent and the Participants have caused this Amendment to be executed as of the day and year first above written.



LESSEE:                               NOVELLUS SYSTEMS, INC.

                                      By: _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________


LESSOR:                               ABN AMRO LEASING, INC.

                                      By: _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________


AGENT:                                ABN AMRO BANK, N.V.


                                      By: _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________


                                      By: _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________


PARTICIPANT:                          ABN AMRO BANK, N.V.

                                      By: _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                      By: _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                      ABN AMRO LEASING, INC.

                                      By: _____________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                  ATTACHMENT A

                             Amended Paragraph 5.02


        5.02 Lessee's Negative Covenants. Until the termination of this Agreement and the satisfaction in full by Lessee of all Lessee Obligations, Lessee will comply, and will cause compliance, with the following negative covenants, unless Lessor and Required Participants shall otherwise consent in writing:

                (a) Liens. Neither Lessee nor any of its Subsidiaries shall create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for the following ("Permitted Liens"):

                        (i) Liens in favor of Lessor, Agent or any Participant
                securing the Lessee Obligations;

                        (ii) Liens securing Economically Defeased Synthetic
                Lease Obligations;

                        (iii) Liens listed in Schedule 5.02(a) and existing on
                the First Amendment Effective Date;

                        (iv) Liens for taxes or other Governmental Charges not
                at the time delinquent or thereafter payable without penalty or being contested in good faith, provided that adequate reserves for the payment thereof as required by GAAP have been established;

                        (v) Liens of carriers, warehousemen, mechanics,
                materialmen, vendors, and landlords and other similar Liens imposed by law incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided that adequate reserves for the payment thereof as required by GAAP have been established;

                        (vi) Deposits under workers' compensation, unemployment
                insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                        (vii) Zoning restrictions, easements, rights-of-way,
                title irregularities and other similar encumbrances, which alone or in the aggregate are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Lessee or any of its Subsidiaries;

                        (viii) Banker's Liens and similar Liens (including
                set-off rights) in respect of bank deposits;

                        (ix) Liens on property or assets of any corporation
                which becomes a Subsidiary of Lessee or on any property or assets acquired by Lessee or any of its Subsidiaries after the date of this Agreement, provided that (A) such Liens exist at the time the stock of such corporation or such assets or property is or are acquired by Lessee and (B) such Liens were not created in contemplation of such acquisition by Lessee;

                        (x) Judgement Liens, provided that such Liens do not
                have a value in excess of $10,000,000 or such Liens are released, stayed, vacated or otherwise dismissed within twenty
                (20) days after issue or levy and, if so stayed, such stay is not thereafter removed;

                        (xi) Liens in favor of customs and revenue authorities
                arising as a matter of law to secure payment of customs duties and in connection with the importation of goods in the ordinary course of Lessee's and its Subsidiaries' businesses;

                        (xii) Liens securing Indebtedness of Lessee and its
                Subsidiaries under purchase money loans, Capital Leases, conditional sale agreements or other title retention agreements that (A) is incurred by Lessee or any of its Subsidiaries to finance the acquisition by such Person of real property, fixtures or equipment, (B) is incurred by such Person at the time of, or not later than thirty (30) days after, the acquisition by such Person of the property so financed, and (C) does not exceed the purchase price of the property so financed, provided that (1) no Default has occurred and is continuing or will occur at the time each such Lien is granted and (2) in each case, such Lien (I) covers only those assets, the acquisition of which was financed by such Indebtedness, and (II) secures only such Indebtedness;

                        (xiii) Liens on the property or assets of any Subsidiary
                of Lessee in favor of Lessee or any other Subsidiary of Lessee;

                        (xiv) [Reserved];

                        (xv) Liens on insurance proceeds in favor of insurance
                companies with respect to the financing of insurance premiums;

                        (xvi) Permitted Property Liens in the Property; and

                        (xvii) Other Liens on the property of Lessee and its
                Subsidiaries, provided that the aggregate principal amount of all Indebtedness secured by such other Liens does not exceed at any time fifteen percent (15%) of the consolidated total assets of Lessee and its Subsidiaries at such time;

        Provided, however, that the foregoing exceptions shall not be construed to permit any Liens, except for Permitted Property Liens, in any of the Property.

                (b) Mergers, Acquisitions, Etc. Neither Lessee nor any of its Subsidiaries shall consolidate with or merge into any other Person or permit any other Person to merge into it, establish any new Subsidiary, acquire any Person as a new Subsidiary or acquire all or substantially all of the assets of any other Person, except for the following:

                        (i) Any Subsidiary of Lessee may merge or consolidate
                with any other Subsidiary of Lessee;

                        (ii) Any Subsidiary of Lessee may merge or consolidate
                with Lessee, provided that Lessee is the surviving corporation; and

                        (iii) Lessee may merge or consolidate with any other
                corporation, establish a new Subsidiary, acquire any Person as a new Subsidiary or acquire all or substantially all of the assets of any other Person, provided that:

                                (A) In the case of any merger or consolidation,
                        either (1) Lessee is the surviving corporation or (2) the surviving corporation (x) is a Solvent United States corporation, (y) assumes in writing all of the Lessee Obligations and (x) immediately after giving effect to such merger or consolidation, is in compliance with the financial covenants contained in Paragraph 5.03; and

                                (B) No Default has occurred and is continuing at
                        the time of such merger, consolidation, establishment or acquisition or will occur after giving effect to such merger, consolidation or acquisition.

                (c) Change in Business. Neither Lessee nor any of its Subsidiaries shall engage, either directly or indirectly through Affiliates, in any material line of business other than the semiconductor capital equipment business and other businesses incidental or reasonably related thereto.

                (d) ERISA. Neither Lessee nor any ERISA Affiliate shall (i) adopt or institute any Employee Benefit Plan that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA, (ii) take any action which will result in the partial or complete withdrawal, within the meanings of sections 4203 and 4205 of ERISA, from a Multiemployer Plan, (iii) engage or permit any Person to engage in any transaction prohibited by section 406 of ERISA or section 4975 of the IRC involving any Employee Benefit Plan or Multiemployer Plan which would subject either Lessee or any ERISA Affiliate to any tax, penalty or other liability including a liability to indemnify, (iv) incur or allow to exist any accumulated funding deficiency (within the meaning of section 412 of the IRC or section 302 of ERISA), (v) fail to make full payment when due of all amounts due as contributions to any Employee Benefit Plan or Multiemployer Plan, (vi) fail to comply with the requirements of section 4980B of the IRC or Part 6 of Title I(B) of ERISA, or (vii) adopt any amendment to any Employee Benefit Plan which would require the posting of security pursuant to section 401(a)(29) of the IRC, where singly or cumulatively, the above would have a Material Adverse Effect.

                (e) Accounting Changes. Neither Lessee nor any of its Subsidiaries shall change (i) its fiscal year (currently January 1 through December 31) or (ii) its accounting practices except as permitted by GAAP.

                                  ATTACHMENT B

                             Amended Paragraph 5.03


        5.03 Lessee's Financial Covenants. Until the termination of this Agreement and the satisfaction in full by Lessee of all Lessee Obligations, Lessee will comply, and will cause compliance, with the following financial covenants, unless Lessor and Required Participants shall otherwise consent in writing:

                (a) Quick Ratio. Lessee shall not permit its Quick Ratio on any day set forth below to be less than the ratio set forth opposite such day below:

                 The last day of any
                      fiscal quarter                     1.35 to 1.00.

                (b) Tangible Net Worth. Commencing on June 30, 2001, Lessee shall not permit its Tangible Net Worth on the last day of any fiscal quarter (such date to be referred to herein as a "determination date") to be less than the sum on such determination date of the following:

                        (i) $1,300,000,000;

                                      plus

                        (ii) Fifty percent (50%) of the sum of Lessee's
                consolidated quarterly net income (ignoring any quarterly losses) for each fiscal quarter ending after June 30, 2001 through and including the fiscal quarter ending on the determination date;

                                      plus

                        (iii) Seventy-five percent (75%) of the Net Proceeds of
                all Equity Securities issued by Lessee and its Subsidiaries (to Persons other than Lessee or its Subsidiaries) during the period commencing on July 1, 2001 and ending on the determination date;

                                      plus

                        (iv) Seventy-five percent (75%) of the principal amount
                of all debt securities of Lessee and its Subsidiaries converted into Equity Securities of Lessee and its Subsidiaries during the period commencing on July 1, 2001 and ending on the determination date.

                                  ATTACHMENT C

                            Amended Schedule 5.02(a)

                                SCHEDULE 5.02(a)

                                 EXISTING LIENS

The Lien encumbering certain proceeds from the issuance by Lessee of $880,000,000 in Liquid Yield Option(TM) Notes ("LYONS") due 2031 (Zero Coupon -- Subordinated) which have been pledged to secure Lessee's obligations under the LYONS until July 26, 2002, including Lessee's performance with respect to a holder's option to require Lessee to purchase some or all of their LYONS on July 26, 2002 for cash, pursuant to a Pledge Agreement, dated as of July, 2001, between Lessee and Union Bank of California, N.A., together with any permitted investments thereof under such Pledge Agreement and the proceeds thereof.



                                       C-1